UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

Sarepta Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14895	93-0797222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 274-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SRPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2026, the Board of Directors (the “Board”) of Sarepta Therapeutics, Inc. (the “Company”) appointed Michael Severino, M.D. as Chief Executive Officer of the Company, effective July 28, 2026 (the “Effective Date”). Also on July 23, 2026, the Board appointed Dr. Severino, effective as of the Effective Date, as a Class I director, to serve until the Company’s 2028 annual meeting of stockholders. Dr. Severino will succeed Douglas Ingram, the Company’s current Chief Executive Officer. Mr. Ingram will depart from his position as Chief Executive Officer and a member of the Board as of the Effective Date. Mr. Ingram and the Company entered into a Consulting Agreement, dated July 26, 2026 (the “Consulting Agreement”), pursuant to which he will serve as consultant to the Company until December 31, 2026 in exchange for a monthly consulting fee of $15,000.

Dr. Severino, age 60, most recently served as Chief Executive Officer and a member of the board of directors of Tessera Therapeutics, Inc., a clinical-stage biotechnology company, and as a CEO-Partner at Flagship Pioneering from June 2022 to July 2026. Prior to that, Dr. Severino served as the Vice Chairman and President of AbbVie Inc., a pharmaceutical company, from December 2018 until June 2022, where he was responsible for research and development and oversaw corporate strategy. At AbbVie, he also served as Executive Vice President of Research and Development, Chief Scientific Officer. Prior to joining AbbVie, Dr. Severino served in roles of increasing responsibility at Amgen, Inc., leading to his appointment as Senior Vice President, Global Development and Chief Medical Officer. Dr. Severino received his M.D. from the Johns Hopkins University and his Bachelor of Science degree from the University of Maryland. Dr. Severino currently serves on the board of directors of Viatris Inc., where he is chair of its science and technology committee and a member of its audit committee, and on the board of directors of Avantor, Inc. where he is chair of its compensation and human resources committee.

In connection with the appointment of Dr. Severino as Chief Executive Officer, Dr. Severino and the Company entered into an Employment Agreement dated July 24, 2026, which sets forth the terms and conditions of his employment with the Company (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Severino will be employed for an initial term of three (3) years, with automatic one (1)-year renewals thereafter subject to either party’s right to elect not to renew by providing sixty (60) days’ advance notice. Under the Employment Agreement, Dr. Severino is entitled to receive an annual base salary of $1,180,000 and will be eligible to participate in the Company’s bonus program with a target bonus of 110% of base salary. For 2026, Dr. Severino’s annual bonus will be paid based on performance at 100% of target and prorated based on his period of employment with the Company during the year.

In connection with Dr. Severino’s appointment as Chief Executive Officer, Dr. Severino will receive a sign-on grant of equity awards under the Company’s 2024 Employment Commencement Incentive Plan with a grant date value approximately equal to $35,000,000 (the “Sign-On Grant”). The Sign-On Grant is composed of (i) a 2026 annual equity grant with a grant date value approximately equal to $6,000,000, which represents a prorated grant for 2026, (ii) a 2027 annual equity grant with a grant date value approximately equal to $12,000,000, (iii) a new hire equity grant with a grant date value approximately equal to $3,000,000, and (iv) a make-whole equity grant with a grant date value approximately equal to $14,000,000 to compensate the Dr. Severino for relinquished equity awards from his prior employer (the “Make-Whole Grant”). The Sign-On Grant shall be made in the form of (y) restricted stock units, constituting approximately one-third of the grant date value of the Sign-On Grant, which vest in substantially equal installments on an annual basis over four years from the date of grant, generally subject to continued employment, and (z) premium priced stock options, constituting approximately two-thirds of the grant date value of the Sign-On Grant, which vest as to 25% of the options on the first anniversary of the date of grant, with monthly vesting in substantially equal installments thereafter over the next three years, generally subject to continued employment. In light of the inclusion of a 2027 annual equity grant in the Sign-On grant, Dr. Severino is not expected to receive a further annual equity grant in 2027.

Under the Employment Agreement, upon an involuntary termination of employment without Cause, including a non-renewal of the employment term by the Company, or a voluntary termination of employment for Good Reason (each as defined in the Employment Agreement and such termination, a “qualifying termination”), in each case not in the period beginning six-months before and ending 24 months following a change of control (the “change of control period”), Dr. Severino is entitled to (i) 18 months of base salary payable in the form of salary continuation,

(ii) his target annual bonus for the year of termination, payable over the 18-month severance term, (iii) any earned but unpaid annual bonus for the year prior to the year of termination, (iii) a pro-rata annual bonus based upon actual performance and paid at the same time bonuses are paid to other Company executives (a “Pro-Rata Bonus”), (iv) payment by the Company of the employer cost of COBRA for up to 18 months, and (v) outplacement services at a value not to exceed $20,000. Dr. Severino is also entitled to full acceleration of the Make-Whole Grant, to the extent unvested at the time of termination, and 12 months’ accelerated vesting of the Sign-On Grant. In the event of a qualifying termination during the change of control period, Dr. Severino is entitled to the foregoing benefits, as modified to reflect basic severance of 24 months of base salary and two times target bonus, in each case payable in a lump sum, a Pro-Rata Bonus based on target performance and payable in a lump sum following termination, and full acceleration of all of his outstanding and unvested time-based equity awards, including the Sign-On Grant. The receipt of the foregoing severance benefits is subject to Dr. Severino executing a separation agreement containing a general release of claims and other customary terms.

Pursuant to the Employment Agreement, Dr. Severino has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant and has agreed not to compete with the Company or solicit certain of the Company’s service providers, customers, and suppliers during employment and for a period of 12 months following termination of his employment.

There is no arrangement or understanding between Dr. Severino and any other person pursuant to which he was appointed Chief Executive Officer of the Company. There are no transactions involving Dr. Severino requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summaries of the Employment Agreement and Consulting Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and Consulting Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company issued a press release in connection with the announcement of Dr. Severino’s appointment as Chief Executive Officer, a copy of which is furnished herewith as Exhibit 99.1.

All of the information included in this Item 7.01 and the accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated July 24, 2026, by and between Michael Severino and Sarepta Therapeutics, Inc.

10.2	Consulting and Advisory Agreement, dated July 26, 2026, by and between Douglas Ingram and Sarepta Therapeutics, Inc.

99.1	Press release announcing the appointment of Michael Severino as Chief Executive Officer, issued by Sarepta Therapeutics, Inc. on July 27, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sarepta Therapeutics, Inc.

Date: July 27, 2026	By:	/s/ Cristin L. Rothfuss
	Name:	Cristin L. Rothfuss
	Title:	Executive Vice President, General Counsel